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                                                                    EXHIBIT 99.6


                                VOTING AGREEMENT

         This VOTING AGREEMENT ("Agreement"), dated as of October 18, 1996, is entered into by and between MGD Holdings Ltd., a Bermuda corporation ("Stockholder"), and Alliance Holding Corporation, an Ohio corporation ("AHC").


                              W I T N E S S E T H:

         WHEREAS, contemporaneously with the delivery of this Agreement, Republic Environmental Systems, Inc., a Delaware corporation ("RESI"), AHC, Republic/CSC Acquisition Corporation, a wholly-owned subsidiary of RESI ("CSC Merger Sub"), Republic/CSU Acquisition Corporation, a wholly-owned subsidiary of RESI ("CSU Merger Sub"), Century Surety Company, a wholly-owned subsidiary of AHC ("CSC"), Commercial Surety Agency, Inc., d/b/a Century Surety Underwriters, a wholly-owned subsidiary of AHC ("CSU"), are closing the transactions contemplated by that certain Agreement and Plan of Merger dated as of even date herewith (the "Merger Agreement"), providing for, among other items, the merger of CSC Merger Sub with and into CSC with CSC being the surviving corporation (the "CSC Merger") and the merger of CSU Merger Sub with and into CSU with CSU being the surviving corporation (the "CSU Merger" and, together with the CSU Merger, the "Mergers"); and

         WHEREAS, in order to induce AHC to enter into the Merger Agreement, Stockholder agrees to vote all shares of RESI common stock, $.01 par value per share ("Common Stock"), held by it from time to time (the "Shares") in accordance with the terms of this Agreement;

         NOW, THEREFORE, in consideration of AHC entering into the Merger Agreement and the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Voting. Stockholder hereby revokes any and all previous voting agreements and proxies granted with respect to the Shares which are inconsistent with this Agreement. Stockholder agrees to vote the Shares at any meeting or action by written consent at which a vote is taken or requested in accordance with the recommendation of management of AHC.

         2. Term and Effect. The obligations of Stockholder under this Agreement shall terminate two years from the date of this Agreement.

         3. No Grant of Other Proxies. Except pursuant to this Agreement or as permitted or contemplated by the Merger Agreement, Stockholder shall not, without the prior written consent of AHC, directly or indirectly grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of the Shares inconsistent with this Agreement.
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         4.      Miscellaneous.

         (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by an court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except as otherwise specifically provided, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties hereto without the prior written consent of the other.

         (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         (d) Specific Performance. The parties hereto acknowledge that AHC will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies which may be available to AHC upon any such violation, AHC shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to AHC at law or in equity.

         (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telecopy, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

         If to AHC:

         Alliance Holding Corporation
         10055 Sweet Valley Drive
         Valley View, Ohio  44125
         Attention:               Mr. Joseph E. LoConti
         Telecopy:                (216) 447-9137

         With a copy to:

         Anne L. Meyers & Associates Co., L.P.A.
         2 Summit Park Drive, Suite 150
         Independence, Ohio  44131-2553
         Attention:               Anne L. Meyers, Esq.
         Telecopy:                (216) 520-4350
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         If to Stockholder:

         MGD Holdings
         Westbury (Bermuda) Ltd.
         Victoria Hall
         11 Victoria Street
         P.O. Box HM 1065
         Hamilton HM EX, Bermuda
         Attention:               Mr. Michael DeGroote
         Fax:                     (809) 292-8911

         With a copy to:

         Akin, Gump, Strauss, Hauer & Feld, L.L.P.
         711 Louisiana, Suite 1900
         Houston, Texas  77002
         Attention:               Mr. Rick L. Burdick
         Fax:                     (713) 236-0822


or to such other address any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

         (f) Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware as applied to contracts entered into solely between residents of, and to be performed entirely in, such state.

         (g) Entire Agreement. This Agreement contains the entire understanding of the parties hereto in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matters.

         (h) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

         (i) Definitions. All capitalized terms used herein shall have the meanings defined in the Merger Agreement, unless otherwise defined herein.

         (j) Counterparts. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                               ALLIANCE HOLDING CORPORATION



                               By: /s/ Joseph E. LoConti
                                  ---------------------------------------------
                               Printed Name:   Joseph E. LoConti
                                            -----------------------------------
                               Title: President
                                     ------------------------------------------



                               MGD HOLDINGS LTD.



                               By:/s/ Michael G. DeGroote
                                  ---------------------------------------------
                               Printed Name: Michael G. DeGroote
                                            -----------------------------------
                               Title:  Chief Executive Officer and President
                                     ------------------------------------------